UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:	January 22, 2004
(Date of earliest event reported)

Matrix Service Company

(Exact name of registrant as specified in its charter)

0-18716

(Commission File Number)

Delaware	73-1352174
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

10701 East Ute Street Tulsa, Oklahoma	74116
(Address of principal executive offices)	(Zip Code)

(918) 838-8822

(Registrant’s telephone number, including area code)

Item 5. Other Events and Required Regulation FD Disclosure

Matrix Service Company (the “Registrant”) is hereby disclosing an amendment to a plan (the “August 2003 Plan”) originally adopted by Michael J. Hall, the Chief Financial Officer of the Registrant, on August 25, 2003, to sell Common Stock of the Registrant. The August 2003 Plan was intended to comply with the requirements of Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. The August 2003 Plan was disclosed by the Registrant in a Current Report on form 8-K dated December 1, 2003. On January 22, 2004, Mr. Hall amended the August 2003 Plan (as so amended, the “Plan”) to increase the number of shares of Common Stock originally scheduled to be sold by Mr. Hall in February 2004 and to extend the term of the Plan to include sales of Common Stock in the months of May and June, 2004. Those two months were not included in the August 2003 Plan. The Plan has been adopted by Mr. Hall to diversify his investment portfolio and to reflect his new status of being solely a Director of the Registrant upon his retirement as the CFO of the Registrant effective as of May 31, 2004. After the sales permitted under the Plan, Mr. Hall will remain the beneficial owner of 66,380 shares of the Registrant’s Common Stock, most of which are subject to options that vest prior to June 30, 2004, and are intended to be exercised by Mr. Hall upon vesting. The Registrant has determined that this disclosure is appropriate in order to avoid confusion in the market place that sometimes occurs with the sale of an issuer’s common stock by its Chief Financial Officer.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

99.1	Rule 10b5-1 Plan of Michael J. Hall

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATRIX SERVICE COMPANY

Dated: January 22, 2004	By:	/s/ Michael J. Hall

Michael J. Hall Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Rule 10b5-1 Plan of Michael J. Hall